EXHIBIT 10.10

THIS EMPLOYMENT AGREEMENT
made as of the 1st day of December, 2002

B E T W E E N :

DCEG Inc., a corporation incorporated pursuant to the laws of the Province of Ontario, (hereinafter referred to as the "Company" or "Employer")

A N D

CHRISTOPHER SMITH, a resident of the Province of Ontario, (hereinafter referred to as "the Employee")

WHEREAS the Employer wishes to provide for the terms and conditions of employment as at the date hereof;

AND WHEREAS the Employee has agreed to serve as an Employee of the Employer;

AND WHEREAS the parties have agreed to enter into this agreement;

NOW THEREFORE in consideration of the mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:

DEFINITIONS

(a) "DCEG" means dot com Entertainment Group, Inc.;

(b) "cause" means just cause for the termination of an employee by an employer as determined by Ontario case law;

(c) "probationary period" means the period of three months following the commencement of this agreement during which the employee may be dismissed from his employment without notice or cause;

(d) "active employment" means the period of actual work for the employer following the probationary period.

ARTICLE 1 - TERM OF EMPLOYMENT AND POSITION

1.1 The Employer hereby employs the Employee as Vice President Corporate Marketing and the Employee hereby accepts employment with the Employer for the term specified in Article 1.2 and subject to the terms and conditions set forth herein. During his employment, the Employee shall provide services to the Employer as set out in Schedule "A" attached hereto.

1.2 The Employee's employment shall be for a fixed term of one (1) year commencing on the 1st day of December, 2002 and ending on the 1st day of December, 2003, unless terminated earlier in accordance with and subject to the termination provisions contained in Article 2 herein.

1.3 The Employer shall no less than sixty (60) days prior to December 1, 2003, advise the Employee in writing of its intention to renew the Employment Agreement for a further one (1) year, subject to the termination provisions contained in Article 2 herein.

ARTICLE 2 - TERMINATION OF EMPLOYMENT

2.1 This Agreement may be terminated at any time without notice by either party for cause, or by the Employer by reason of improper conduct, non-performance or incompetent performance on the part of the Employee. Should the employer wish to terminate this agreement under this paragraph it must provide the employee with advance written notice of such improper conduct, non-performance or incompetent performance, and give the Employee a reasonable period of time to address the Employer's concerns prior to termination.

2.2 The Employee shall be subject to the probationary period and the Employer may terminate the employment of the Employee at any time prior to the completion of the three (3) month period of probation without notice of pay in lieu of notice.

2.3 The Employer may terminate this Agreement at any time after the completion of the period of probation, where cause does not exist, by paying the Employee six (6) months base salary, paid in accordance with the Employer's normal payroll practices (the "Termination Allowance"). On the first renewal of this agreement, the Termination Allowance shall increase to nine (9) months. On the second renewal of this agreement, and at any time thereafter, the Termination Allowance shall increase to twelve (12) months. In the event that the Employer terminates this agreement without cause, the Termination Allowance shall include the employee's pro-rata share of any bonus and the immediate vesting of any non-vested stock options.

2.4 This Article 2 in particular, shall survive intact for the duration of the term of this Agreement, notwithstanding any change in the Employee's title, classification, compensation or any change in any other term or condition of employment, and, without limiting the generality of the foregoing, it is understood that the Employer in its discretion may alter the Employee's duties and responsibilities, in whole or in part, or relocate the Employee in accordance with the terms of this agreement, as the need arises, without the term of this Agreement, this Agreement or the Employee's employment being deemed terminated, constructively or otherwise.

2.5 Should any of the following events occur, resulting in his termination without cause, the Employee shall be entitled to a severance payment of twelve (12) months base salary and a pro rata share of bonus, and the immediate vesting of any outstanding stock options:

(a) A change in control of DCEG (change of control shall mean at least 50.1% of the then issued and outstanding shares of the capital stock of DCEG are sold or otherwise transferred to an arms length party)

(b) The employee is required to move his place of regular employment to a location which is more than 30 kilometres away from the Employer's present offices;

(c) DCEG's CEO is replaced by the board of directors and as a result of such replacement the new CEO requires the Employee to resign in favour of a new Vice President Corporate Marketing.

ARTICLE 3 - COMPENSATION

3.1 The salary paid to the Employee shall be Ninety Six Thousand ($96,000) Dollars (U.S.) per annum payable monthly during the term of employment. The employee's salary shall be subject to appropriate income tax and other deductions as may be required by law.

3.2 The Employer shall conduct a review of the Employee's performance and salary on no less than two (2) occasions in each year of employment. The performance reviews will be conducted informally with a view to increasing the Employee's salary to levels consistent with other senior executives within the Company.

3.3 Any increase in the Employee's salary shall be awarded at the sole discretion of the Employer.

3.4 Subject to the terms and conditions of a stock option agreement amongst the Employee and DCEG dated December 1, 2002 DCEG confirms that it approved the grant of stock options to the Employee, authorizing the purchase of seventy five thousand (75,000) shares of the Employer at the lowest price available in accordance with the stock option plan. Twenty Five Thousand (25,000) of the options will vest after six (6) months of continuous employment and the balance of the Fifty Thousand (50,000) options will vest at twelve (12) months of continuous service. The option shall be exercisable upon the execution of this Employment Agreement.

3.5 The Company (including DCEG) also confirms its intention to grant additional options to the Employee, such grant to be subject to the exclusive authority of the board of directors and to be assessed when DCEG's stock option plan is reviewed and new options are allocated.

3.6 The Employee shall be entitled to participate in any formal executive bonus program recommended by the Compensation Committee and implemented by the Employer. The bonus program may take into account factors such as individual performance, corporate performance and other criteria.

3.7 The employee shall be entitled to a vehicle allowance of Five Hundred ($500) Cdn. Dollars per month commencing December 1, 2002.

ARTICLE 4 - BENEFITS

4.1 Subject to continuing insurance carrier approval, the Employee is entitled to participate in the Employer's benefit plan, as soon as same is made available.

4.2 The Employee shall be provided with a lap top computer for the Employee's use while employed and the Employee agrees to return the lap top computer should the Employee's employment be terminated in accordance with Article 2 herein.

ARTICLE 5 – EXPENSES

5.1 The Employee shall be entitled to be reimbursed for reasonable business expenses incurred upon the presentation of proper receipts, such expenses to be in accordance with the Employer's corporate policy relating to expenses.

ARTICLE 6 - VACATION

6.1 The Employee shall be entitled to four (4) weeks paid vacation for each twelve (12) months of active employment. There is no carry forward of vacation which must be used in the calendar year in which it is earned. The Employee shall not take any vacation during the period of probation.

ARTICLE 7 - CONFIDENTIALITY AND NON-DISCLOSURE

7.1 The Employee acknowledges that, in the course of carrying out his duties hereunder, he will have access to and will be entrusted with confidential information and trade secrets regarding the present and contemplated services, processes, techniques, procedures, products, lines of merchandise, suppliers and customers of the Company, the disclosure of any of which would be highly detrimental to the best interests of the Company. The Employee, therefore, covenants and agrees with the Company that all such confidential records, material and information and all trade secrets concerning the business and affairs of the Company obtained by the Employee in the course of performing his duties hereunder shall remain the exclusive property of the Company. Further, during the term of this Agreement or at any time thereafter, the Employee shall not divulge the contents of such confidential records or any such confidential information or trade secrets to any person, firm or corporation other than the Company's authorised employees and the Employee shall not, following the termination of this Agreement for any reason, use the contents of such confidential records or such confidential information or trade secrets for any purpose whatsoever.

ARTICLE 8- PROPRIETARY RIGHTS

8.1 The Employee agrees to promptly disclose to the Employer any and all ideas, discoveries, inventions and improvements which the Employee makes or conceives and which have application to the administrative, marketing or other aspects of the existing businesses of the Employer and its subsidiary and affiliated companies, whether or not,

(a) patentable,

(b) relating to any research or experimental work carried on by the Employer,

(c) relating to any matter specifically assigned to the Employee,

(d) made or conceived by the Employee alone or with other, or

(e) made or conceived during regular working hours.

The ideas, discoveries, inventions and improvements covered by this Agreement include, without limitation, those relating to any new or original art, machine, device, method, process, composition, formula, design or configuration of any kind.

8.2 All ideas, discoveries, inventions and improvements disclosable to the Employee under paragraph 8 and all memoranda, notes, records, papers or other documents relating thereto (including any patent applications that may be filed or patents that may be issued thereon in Canada and in any foreign country) shall be the sole and exclusive property of the Employer, and the Employee agrees to execute any documents the Employer may reasonably request assigning to the Employer all right, title and interest thereto.

8.3 The Employee's obligations and the Employer's rights under Article 8 shall extend to those ideas, discoveries, inventions and improvements made or conceived during the term of this Agreement or within a one year period after the end of such term, provided that any such idea, discovery, invention or improvement:

(a) grows out of or is based upon work performed by the Employee during the term of this Agreement, or

(b) is developed or advanced by the use of material or facilities of the Employer.

8.4 The Employee agrees that both during and after the term of this Agreement, if the Employer believes any such idea, discovery, invention or improvement may be patentable, the Employee shall use his best efforts to assist the Employer, at the Employer's expense, to obtain a patent or patents thereon including the execution and delivery of such documents as the Employer may reasonably request. The Employee further agrees that if the Employer wishes to enforce or defend any rights it may have to any such idea, discovery, invention or improvement, whether patentable or not, the Employee shall use his best efforts to assist the Employer, at the Employer's expense, in any suit, proceeding or action relating thereto.

8.5 In Article 8 "subsidiary and affiliated companies" means and includes all corporations directly or indirectly controlling, controlled by or under common control with the Employer

ARTICLE 9 - NONSOLICITATION AND NON-COMPETITION

9.1 Non-Solicitation

The Employee hereby agrees that he will not at any time during the term of this Agreement and for a period of one (1) year thereafter, divulge to any person, firm or corporation the name of any customer of the Company or solicit, interfere with or endeavour to entice away from the Company any customer or any person, firm or corporation in the habit of dealing with the Company or interfere with or entice away any other employee of the Company and the Company may apply for and have an injunction restraining breach or threatened breach of the covenants herein contained.

9.2 Non-Competition

The Employee covenants and agrees with the Company that he will not, during the term of this Agreement or for a period of one (1) year thereafter (without the prior written consent of the Company), directly or indirectly, in any manner whatsoever, either individually or in partnership or jointly or in conjunction with any other person or persons, firm or corporation, as principal, agent, employee or in any other manner, carry on or be engaged in or concerned with any business in direct competition with that of the business, from time to time, carried on by the Company.

9.3 In this paragraph 9.3 and in paragraphs 9.1 and 9.2 hereof,

(a) "business" means the Company's operations as they are identified in its Form 10SB, on file with the Securities and Exchange Commission;

(b) "client" means:

(i) during the term of this Agreement, any person from whom the Employer has obtained any business during such term, and

(ii) following the termination of the term of this Agreement, any person from whom the Employer has obtained any business at any time within the six month preceding said termination, whether said termination is effected with or without cause, with or without notice, or is by way of dismissal, resignation or otherwise; and

(c) "person" means any individual, partnership, firm, association, joint venture, trust, syndicate, corporation or any other juridicial entity or a governmental state or agency or political subdivision thereof.

ARTICLE 10- ENFORCEMENT OF COVENANTS

10.1 In the event of a breach, whether actual, threatened or apprehended, by the Employee of any of the covenants set out in any of Articles 7, 8 or 9, the Employer shall be entitled to equitable relief, including injunctive relief (whether perpetual or otherwise, and with or without notice to the Employee). Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies for such breach, whether actual, threatened or apprehended, including without limitation the recovery of damages from the Employee.

10.2 For greater certainty, the covenants and agreements set out in each of Articles 7, 8 and 9 shall survive and continue in effect following the end of the term of this Agreement.

ARTICLE 11 - WAIVER

11.1 The waiver by the Employer of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any prior, subsequent or other breach by the Employee. No waiver shall be effective unless in writing and signed by an authorized officer of the Employer.

ARTICLE 12 - ASSIGNMENT

12.1 This Agreement may not be assigned by the Employee and shall terminate upon the death of the Employee. Subject thereto, the rights and obligations under this Agreement shall enure to the benefit of and be binding upon the Employee's legal personal representatives and the Employer's successors and assigns.

ARTICLE 13 - NOTICES

13.1 Any notice or other communication (each a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by e-mail, telecopier or mail at the address last designated by Communication by either party to the other. Any Communication shall be conclusively deemed to have been given, if given by personal delivery, on the date and at the time of actual delivery thereof and, if given by registered mail, on the fifth day following the deposit thereof in the mail and, if given by telecopier or e-mail, on the first business day following the time of the transmittal thereof. If the party giving any Communication knows or ought reasonably to know of any actual or threatened interruptions or the mails, any such Communication shall not be sent by mail but shall be given by personal delivery or telecopier.

ARTICLE 14 - GOVERNING LAW AND INTERPRETATION

14.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. The Employer and the Employee hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

14.2 The use of headings and the division of this Agreement into numbered and lettered Articles, sections and subsections are for convenience of reference only and not for the purpose of interpretation or construction of the terms of this Agreement. All obligations of a party herein shall be deemed to be covenants of such party.

14.3 Unless the context otherwise requires, in this Agreement the plural shall include the singular and vice versa and the masculine gender shall include the feminine and neuter genders.

14.4 In this Agreement, the terms "this Agreement", "hereto", "herein", "hereof" and similar expressions refer to this Agreement as a whole and not to any particular Article, section or subsection.

ARTICLE 15 - SEVERABILITY

15.1 In the event that any one or more of the provisions contained herein shall, for any reason, be held to be unenforceable in any respect, such unenforceability shall not effect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.

ARTICLE 16 - ENTIRE AGREEMENT

16.1 This Agreement sets forth all of the terms, conditions and agreements of the parties relative to the subject matter hereof. No amendment of this Agreement shall be effective unless in writing and executed by the parties hereto.

IN WITNESS WHEREOF the parties have executed this Agreement.

DCEG Inc.

c/s
WITNESS:

Witness to execution by Employee	Christopher Smith